EXHIBIT 15(b)
                                   Schedule C
                                     to the
                        between CFB MarketWatch Funds and
                    The Winsbury Company Limited Partnership
                                 October 1, 1993

                         DISTRIBUTION AND SERVICES PLAN

          This Plan (the "Plan") constitutes the DISTRIBUTION AND SERVICES PLAN of CFB MarketWatch Funds, a Massachusetts business trust (the "Trust"), adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). The Plan relates to the shares of beneficial interest ("Shares") of the Trust's investment portfolios identified on Schedule B of the Trust's Distribution Agreement, as such Schedule may be amended from time to time (individually referred to as a "Fund" and collectively, the "Funds").

          Section 1.  Subject to Section 10 of this Plan, each Fund shall pay
          ---------
The Winsbury Company (the "Distributor") a fee in an amount not to exceed on an annual basis .25% of the average daily net assets of such Fund (the "Fee") to compensate the Distributor for the following: (i) payments the Distributor makes to banks and other institutions and industry professionals, broker-dealers, including the Adviser, Distributor and their affiliates or subsidiaries (collectively referred to as "Participating Organizations"), pursuant to an agreement in connection with providing administrative support services to the holders of a Fund's Shares; or (ii) payments to financial institutions and industry professionals (such as insurance companies, investment counselors, accountants and estate planning firms (but not including banks and savings and loan associations), broker-dealers, and the Distributor's affiliates and subsidiaries in consideration for distribution services provided and expenses assumed in connection with distribution assistance, including but not limited to printing and distributing Prospectuses to persons other than current shareholders of a Fund, printing and distributing advertising and sales literature and reports to shareholders used in connection with the sale of a Fund's Shares, and personnel and communication equipment used in servicing shareholder accounts and prospective shareholder inquiries

          Section 2.  The Fee shall be accrued daily and payable monthly, and
          ---------
shall be paid by each Fund to the Distributor to compensate the Distributor for payments made pursuant to Section
1, irrespective of whether such fee exceeds the amounts paid (or payable) by the Distributor.

          Section 3.  The Plan shall not take effect with respect to a Fund
          ---------
until it has been approved by a vote of at least a majority of the outstanding voting securities of such Fund.




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          Section 4.  The Plan shall not take effect until it has been approved,
          ---------
together with any related agreements, by votes of a majority (or whatever greater percentage may, from time to time, be required by Section 12(b) of the 1940 Act and the rules and regulations thereunder) of both (a) the Board of Trustees of the Trust and (b) the "Disinterested Trustees" (as defined in the 1940 Act) of the Trust cast in person at a meeting called for the purpose of voting on the Plan or such agreement.

          Section 5.  This Plan shall become effective as to a Fund on the date
          ---------
the public offering of its Shares commences, and shall continue automatically for successive annual periods, provided such continuance is specifically
                               --------
approved at least annually in the manner provided for approval of the Plan in
Section 4, unless earlier terminated in accordance with the terms hereof.

          Section 6.  The Plan may be terminated with respect to a Fund at any
          ---------
time by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding voting securities of that Fund.

          Section 7.  Payments by the Distributor to a Participating
          ---------
Organization shall be subject to compliance by the Participating Organization with the terms of an agreement with the Distributor. All agreements with any person relating to implementation of the Plan shall be in writing, and any agreement related to the Plan shall provide:

          A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding voting securities of that Fund, on not more than 60 days' written notice; and

          B. That such agreement shall terminate automatically in the event of its assignment.

          Section 8.  The Plan may not be amended to increase materially the
          ---------
amount of distribution expenses permitted pursuant to Section 1 hereof without approval in the manner provided in Sections 3 and 4 hereof, and all material amendments to the Plan with respect to a Fund shall be approved in the manner provided for approval of the Plan in Section 4.

          Section 9.  The Distributor shall provide to the trustees of the
          ---------
Trust, and the trustees shall review, at least quarterly, a written report of the amounts expended pursuant to Section 1 and the purposes for which such expenditures were made. Any other person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Agreement shall provide to the Distributor and the Board of Trustees of the Trust or its




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designees, and the Board will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, each Participating Organization shall furnish the Trust or its designees with such information as may be reasonably requested (including, without limitation, periodic certifications confirming the provisions to Customers of the services described herein) and will otherwise cooperate with the Trust or its designees (including, without limitation, any auditors designated by the Trust or the Distributor), in connection with the preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filing that may be required by law.

          Section 10.
          ----------

          (a) The monthly payments to the Distributor under this Plan that are made out of or charged against the assets of a particular Fund must be in payment for services rendered on behalf of such Fund.

          (b) Joint distribution financing by the Funds on behalf of Shares (which financing may also involve other investment portfolios or companies that are affiliated persons of the Funds, affiliated persons of such a person, or affiliated persons of the Distributor) shall be permitted in accordance with applicable regulations of the Securities and Exchange Commission as in effect from time to time, and nothing in subparagraph (a) above or any other provision herein shall be construed to the contrary.

          (c) For the purposes of determining the amounts payable under this Plan, the value of a Fund's net assets shall be computed in the manner specified in the Fund's current Prospectus as then in effect.

          Section 11.  As used herein, (a) the term "Disinterested Trustees"
          ----------
shall mean those trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it and (b) the terms "affiliated person," "assignment," "interested person," and "majority of the outstanding voting securities" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

          Section 12.  The names "CFB MarketWatch Funds" and "Trustees of CFB
          ----------
MarketWatch Funds" refer respectively to the Trust created and the trustees, as trustees but not individually or personally, acting from time to time under the Agreement and Declaration of Trust dated June 4, 1992 which is hereby referred to and a copy of which is on file at the office of the State Secretary




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of The Commonwealth of Massachusetts and at the principal office of the Trust.
The obligations of "CFB MarketWatch Funds" entered into in the name or on behalf thereof by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

                                        CFB MARKETWATCH FUNDS
                                        By:/s/Lora L. Oberlander
                                           ---------------------
                                        Name: Lora L. Oberlander
                                        Title: President

                                        THE WINSBURY COMPANY LIMITED
                                        PARTNERSHIP
                                        By: The Winsbury Corporation
                                            General Partner
                                        By:/s/Kenneth B. Quintenz
                                           ----------------------
                                        Name: Kenneth B. Quintenz
                                        Title: Vice President




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                         Dated:  As of October   , 1993

                                   Schedule D
                          to the Distribution Agreement
                       between CFB MarketWatch Funds and
                    The Winsbury Company Limited Partnership



Name of Load Fund
-----------------

CFB MarketWatch Short-Term
  Fixed income Fund

CFB MarketWatch Intermediate
  Fixed Income Fund

CFB MarketWatch Virgina
  Municipal Bond Fund

CFB MarketWatch Equity Fund


                                        CFB MARKETWATCH FUNDS
                                        By:/s/Lora L. Oberlander
                                           ---------------------
                                        Name: Lora L. Oberlander
                                        Title: President

                                        THE WINSBURY COMPANY LIMITED
                                        PARTNERSHIP
                                        By: The Winsbury Corporation
                                            General Partner
                                        By:/s/Kenneth B. Quintenz
                                           ----------------------
                                        Name: Kenneth B. Quintenz
                                        Title: Vice President




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